Quepasa CEO Says Company in Rapid Growth Phase

PHOENIX, Nov. 14 -- Quepasa Corporation (OTC Bulletin Board: QPSA) announced that the company is currently experiencing rapid growth in traffic to its targeted Hispanic online community, Quepasa.com.

- User traffic is currently growing faster than at any point in the

Company's history.

- Based on recent positive trends in the online media sector, our opportunities to monetize our users are rapidly improving compared to past years.

"Visibility has significantly improved, both in terms of our traffic growth trends and the opportunities to monetize our user base", said Jeffrey Peterson, Quepasa Founder, CEO, and Chairman. "We expect these trends to continue for the foreseeable future."

Safe Harbor Statement

The statements made in this press release that are not historical facts are "forward-looking statements." These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The Company cautions readers of this press release that a number of important factors could cause Quepasa's actual future results to differ materially from those expressed in any such forward-looking statements.

These important factors and other factors that potentially could affect the Company's financial results are discussed in our filings with the Securities and Exchange Commission, including the Company's most recent Annual report on Form 10-K and Quarterly Report on Form 10-Q, each as it may be amended from time to time. Readers of this press release are referred to such filings.

For further information please contact: Charles Mathews of Quepasa Corporation, +1-602-716-0100 ext. 258